                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                Stericycle, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                STERICYCLE, INC.




                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2000



Dear Stockholders:

       You are cordially invited to attend our Annual Meeting of Stockholders on Thursday, May 11, 2000, at 11:00 a.m. (Chicago time), at the Rosemont Suites Hotel, 5500 North River Road, Rosemont, Illinois 60018.

       At the Annual Meeting, you will be asked to consider and vote upon:

       o the election of a Board of Directors to hold office until the Annual Meeting of Stockholders in 2001

       o ratification of the appointment of Ernst & Young LLP as our independent public accountants for the year ending December 31, 2000

       o   any other matters that properly come before the meeting

       Only stockholders of record at the close of business on the record date of April 1, 2000 are entitled to vote at the Annual Meeting.

       For the convenience of our stockholders who do not plan to attend the Annual Meeting in person and who desire to have their shares voted, we have enclosed a proxy card. If you do not plan to attend the Annual Meeting, please complete and return the proxy card in the envelope provided for that purpose. If you return your proxy card and later decide to attend the Annual Meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.


                           For the Board of Directors




       Jack W. Schuler                    Mark C. Miller
       Chairman of the Board              President and Chief Executive Officer




April 28, 2000
Lake Forest, Illinois

                                STERICYCLE, INC.

                             28161 North Keith Drive
                           Lake Forest, Illinois 60045

                              -------------------

                                 PROXY STATEMENT

                       2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2000

                              -------------------



     We are furnishing this Proxy Statement in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders on Thursday, May 11, 2000, at 11:00 a.m. (Chicago time), at the Rosemont Suites Hotel, 5500 North River Road, Rosemont, Illinois. We are mailing this Proxy Statement and the accompanying materials to our stockholders beginning on or about April 28, 2000. In this Proxy Statement, "we," "us," "our" or the "Company" refers to Stericycle, Inc.

                                     GENERAL

     Stock. Our authorized capital stock consists of common stock, par value $0.01 per share ("common stock"), and Series A Convertible preferred stock, par value $0.01 per share ("convertible preferred stock"). As of April 1, 2000, we had outstanding 14,793,684 shares of common stock and 75,000 shares of preferred stock.

     Stockholders Entitled To Vote. Only holders of our common stock or convertible preferred stock who were stockholders of record at the close of business on the record date of April 1, 2000 are entitled to notice of and to vote their shares of record at the Annual Meeting. Holders of common stock and holders of convertible preferred stock will vote as a separate classes with respect to the election of directors (seven of whom are to be elected by holders of common stock and two of whom are to be elected by holders of convertible preferred stock). Otherwise, holders of common stock and holders of convertible preferred stock will vote together as a single class.

     Each outstanding share of common stock is entitled to one vote. With respect to the election of the two directors to be elected by holders of convertible preferred stock, each outstanding share of convertible preferred stock is entitled to one vote. Otherwise, each outstanding share of convertible preferred stock is entitled to a number of votes equal to the number of votes possessed by the shares of common stock into which the share of preferred stock was convertible as of the record date for the Annual Meeting. As of the record date, each share of preferred stock was convertible into 57.88 shares of common stock.

     Quorum. Holders of shares representing a majority of the voting power entitled to vote at the Annual Meeting who are present in person or represented by proxy will constitute a quorum to conduct business at the meeting. The inspectors of election appointed at the meeting will determine the existence of a quorum and tabulate the votes cast at the meeting.

     Voting. Directors are elected by a plurality of the votes cast. Accordingly, the seven directors to be elected by holders of common stock will be elected by a plurality of the votes cast by holders of common stock, and the two directors to be elected by holders of convertible preferred will be elected by a plurality of the votes cast by holders of convertible preferred stock. With respect to each other matter coming before the meeting, the affirmative vote of holders of a majority of the voting power present in person or represented by proxy and entitled to vote will be required for approval of the matter.

     A stockholder may withhold authority to vote for one or more nominees for director and may abstain from voting on one or more of the other matters coming before the Annual Meeting. Shares for which authority is withheld or which a stockholder abstains from voting will be counted for purposes of determining whether a quorum is present. Shares for which authority is withheld will have no effect on the vote for election of directors (which, as noted, requires a plurality of the votes cast). Shares which a stockholder abstains from voting will be included in the total of the votes cast and will have the effect of a vote against the matter in question. If a broker or nominee indicates on a proxy card that it does not have discretionary authority to vote on a particular matter, the shares will be counted for purposes of determining whether a quorum is present (if the shares are voted on any matter) but will not be included in the total of the votes cast and thus will have no effect on the outcome of the vote.

     Proxies. If a stockholder properly completes and returns the accompanying proxy card, the shares of stock represented by the proxy will be voted as the stockholder directs. IF NO DIRECTIONS ARE GIVEN, THE PERSONS APPOINTED AS PROXY HOLDERS WILL VOTE THE SHARES IN ACCORDANCE WITH THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS.

     A stockholder may revoke a proxy at any time before it is voted by filing a signed notice of revocation with the Secretary of the Company or by returning a properly completed proxy card bearing a later date. In addition, a stockholder may revoke a proxy by attending the Annual Meeting in person and requesting to vote. Attending the meeting in person will not, by itself, constitute revocation of the proxy.

                                 STOCK OWNERSHIP

STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS

     The following table provides certain information regarding the beneficial ownership of our common stock by each person (other than a director or executive officer) who was known to us to be the beneficial owner as of April 1, 2000 of more than 5% of our outstanding common stock:

                                                      SHARES
                                                   BENEFICIALLY
     NAME AND ADDRESS                                  OWNED       PERCENTAGE(1)
     ----------------                              ------------    -------------

     Bain Entities(2),(4)........................... 2,170,399         11.34%
     c/o Bain Capital, Inc.
     Two Copley Place
     Boston, Massachusetts 02116

     MDP Entities(3),(4)............................ 2,170,399         11.34%
     c/o Madison Dearborn Partners, LLC
     70 West Madison Street
     Chicago, Illinois 60602

     The TCW Group, Inc. (5)........................ 1,294,800          6.77%
     865 South Figueroa Street
     Los Angeles, California 90017

     Larry N. Feinberg(6)........................... 1,000,000          5.23%
     c/o Oracle Partners, L.P.
     712 Fifth Avenue, 45th Floor
     New York, New York 10019
----------------------

(1) The percentages in this column were calculated assuming the conversion as of April 1, 2000 of all 75,000 outstanding shares of our convertible preferred stock into 4,340,798 shares of common stock.

(2) The shares shown represent the aggregate number of shares of our convertible preferred stock owned by the following investment funds associated with Bain Capital, Inc. (the "Bain Entities"), assuming the conversion as of April 1, 2000 of all of the shares into shares of common stock:

                                               CONVERTIBLE PREFERRED STOCK      COMMON STOCK        PERCENTAGE OF
         FUND                                      BENEFICIALLY OWNED        BENEFICIALLY OWNED  OUTSTANDING SHARES
         ----                                  ---------------------------   ------------------  ------------------
       Bain Capital Fund VI, L.P.                       25,403.76                  1,470,301             7.68%
       BCIP Associates II                                4,491.38                    259,949             1.36%
       BCIP Associates II-B                                615.62                     35,630             0.19%
       BCIP Associates II-C                              1,319.76                     76,384             0.40%
       BCIP Trust Associates II                          1,291.22                     74,732             0.39%
       BCIP Trust Associates II-B                          206.08                     11,927             0.06%
       Pep Investments Pty. Limited                         84.68                      4,901             0.03%
       Brookside Capital Partners Fund L.P.              1,856.25                    107,435             0.56%
       Sankaty High Yield Asset Partners, L.P.           1,856.25                    107,435             0.56%
       Randolph Street Partners II                         375.00                     21,705             0.11%

       A Schedule 13D, dated November 22, 1999, jointly filed by the Bain Entities and by investment funds associated with Madison Dearborn Partners, LLC, reported that each of the Bain Entities has sole voting and sole dispositive power with respect to its shares.

       The Schedule 13D also reported that (1) other entities related to Bain Capital, Inc., in their roles as general partners of the Bain Entities, may be deemed to control some of the Bain Entities and thus share voting and dispositive power with respect to their shares, and that (2) W. Mitt Romney, an individual, may be deemed to share voting and dispositive power with respect to 2,116,588 shares of common stock in his capacity as the sole shareholder of Bain Capital, Inc. and of other entities that serve as general partners of the Bain Entities.

(3) The shares shown represent the aggregate number of shares of our convertible preferred stock owned by the following investment funds associated with Madison Dearborn Partners, LLC (the "MDP Entities"), assuming the conversion as of April 1, 2000 of all of the shares into shares of common stock:

                                                    CONVERTIBLE PREFERRED STOCK      COMMON STOCK        PERCENTAGE OF
         FUND                                           BENEFICIALLY OWNED        BENEFICIALLY OWNED  OUTSTANDING SHARES
         ----                                       ---------------------------   ------------------  ------------------
       Madison Dearborn Capital Partners III, L.P.          36,538.68                  2,114,760            11.05%
       Madison Dearborn Special Equity III, L.P.               811.32                     46,957             0.24%
       Special Advisors Fund I, LLC, L.P.                      150.00                      8,682             0.05%

       The Schedule 13D jointly filed by the Bain Entities and the MDP Entities (see Note 1) reported that Madison Dearborn Partners III, L.P., as the sole general partner of each of the MDP Entities, and Madison Dearborn Partners, LLC, as the sole general partner of Madison Dearborn Partners III, L.P., may be deemed to share voting and dispositive power with respect to 2,142,857 shares of common stock.

(4) The Bain Entities and the MDP Entities have agreed to vote their shares of convertible preferred stock in accordance with the terms of an inter-investor agreement. By reason of this agreement, the Bain Entities and the MDP Entities may be deemed to constitute a "group" for purposes of the Securities Exchange Act of 1934. Accordingly, by virtue of their beneficial ownership of 75,000 shares of convertible preferred stock, the Bain Entities and the MDP Entities may be deemed to beneficially own 4,340,798 shares of common stock, representing approximately 22.68% of the total number of outstanding shares of common stock.

(5) The shares shown as beneficially owned by The TCW Group, Inc., are derived from a Schedule 13G/A, dated February 11, 2000, jointly filed by The TCW Group, Inc., a parent holding company, and Robert Day, an individual who may be deemed to control The TCW Group, Inc., reporting that, for reporting purposes, each of them holds sole voting and dispositive power over 1,294,800 shares of our common stock. The Schedule 13G indicated that: (a) no shares are held directly by The TCW Group, Inc.; (b) The TCW Group, Inc. indirectly holds shares through its subsidiaries, Trust Company of the West, TCW Asset Management Company and TCW Funds Management, Inc.; and (c) aside from the indirect holdings of The TCW Group, Inc., Robert Day does not directly or indirectly hold any of these shares.

(6) The shares shown as beneficially owned by Larry N. Feinberg are derived from a Schedule 13D, dated March 14, 2000, jointly filed by Oracle Partners, L.P. , Oracle Institutional Partners, L.P., Oracle Investment Management, Inc., which serves as investment manager to and has investment discretion over the securities held by SAM Oracle Investments Inc., Oracle Offshore Limited, and Oracle Management Company Employee Retirement Account, and Larry N. Feinberg, an individual, who serves as the general partner of Oracle Partners, L.P. and Oracle Institutional Partners, L.P., is the sole shareholder and president of Oracle Investment Management, Inc., and is the trustee of the Feinberg Family Foundation. The Schedule 13D reported that: Mr. Feinberg holds sole voting and dispositive power over 5,000 shares and shared voting and dispositive power over 995,000 shares; Oracle Partners, L.P. holds shared voting and dispositive power over 595,700 shares; Oracle Institutional Partners, L.P. holds shared voting and dispositive power over 162,100 shares; and Oracle Investment Management, Inc. holds shared voting and dispositive power over 237,200 shares. The Schedule 13D also reported that Oracle Investment Management, Inc. does not directly own any shares of our common stock.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

       The following table provides certain information regarding the beneficial ownership of our common stock as of April 1, 2000 by (1) each of our directors,
(2) each of our executive officers listed in the Summary Compensation Table on page 11 and (3) all of our directors and executive officers as a group:

                                                                    OPTIONS AND
                                                       SHARES     WARRANT SHARES
                                                    BENEFICIALLY   BENEFICIALLY      COMBINED
                                                        OWNED        OWNED(1)     PERCENTAGE(2)(3)
                                                    ------------  --------------  ----------------
Jack W. Schuler(4)................................      957,115        80,641           5.40%
Mark W. Miller(5).................................      568,296       165,954           3.80%
John P. Connaughton(6)............................           --         4,032           *
Rod F. Dammeyer(7)................................       11,000        47,280           *
Patrick F. Graham.................................        5,783        26,021           *
John Patience.....................................      261,057        82,094           1.79%
Thomas Reusche(8).................................           --         4,032           *
Peter Vardy.......................................      163,362        76,113           1.25%
L. John Wilkerson, Ph.D.(9).......................        1,469            --           *
Richard T. Kogler.................................           --        23,332           *

                                                                    OPTIONS AND
                                                       SHARES     WARRANT SHARES
                                                    BENEFICIALLY   BENEFICIALLY      COMBINED
                                                        OWNED        OWNED(1)     PERCENTAGE(2)(3)
                                                    ------------  --------------  ----------------
Anthony J. Tomasello..............................      154,045         2,029           *
Frank J.M. ten Brink..............................           71        51,525           *
Michael J. Bernert(10)............................       16,371        63,642           *
All directors and executive officers as a
  group (13 persons)(11)..........................    2,126,665       570,534          13.75%

------------------------
*      Less than 1%.

(1) This column shows shares of common stock issuable upon the exercise of stock options or warrants exercisable as of or within 60 days after April 1, 2000.

(2) The percentages in this column were calculated assuming the conversion as of April 1, 2000 of all outstanding shares of our convertible preferred stock into 4,340,798 shares of common stock.

(3) Shares of common stock issuable under stock options or warrants exercisable as of or within 60 days after April 1, 2000 are considered outstanding for purposes of computing the percentage of the person holding the option or warrant but are not considered outstanding for purposes of computing the percentage of any other person.

(4) The shares shown as beneficially owned by Mr. Schuler include 35,218 shares owned by his wife and trusts for the benefit of his children, with respect to which Mr. Schuler disclaims any beneficial ownership, and 30,000 shares owned by a family foundation of which Mr. Schuler is the sole trustee, with respect to which Mr. Schuler disclaims beneficial ownership.

(5) The shares shown as beneficially owned by Mr. Miller include 76,346 shares owned by trusts for the benefit of his sons, with respect to which Mr. Miller disclaims beneficial ownership.

(6) Mr. Connaughton is a managing director of Bain Capital, Inc. See "Stock Ownership--Stock Ownership of Certain Beneficial Owners." Mr. Connaughton has assigned to Bain Capital, Inc. the economic interest in all stock options that he receives. As a managing director of Bain Capital, Inc., Mr. Connaughton may be deemed to share voting and dispositive power with respect to the shares of our stock owned by the Bain Entities. Mr. Connaughton disclaims any beneficial interest in these stock options or shares, except to the extent of any pecuniary interest arising from his managing directorship of Bain Capital, Inc.

(7) The shares shown as beneficially owned by Mr. Dammeyer include 1,000 shares owned by his wife, with respect to which Mr. Dammeyer disclaims beneficial ownership.

(8) Mr. Reusche is a managing director of Madison Dearborn Partners, LLC. See "Stock Ownership--Stock Ownership of Certain Beneficial Owners." Mr. Reusche has assigned to Madison Dearborn Partners, LLC the economic interest in all stock options that he receives. As a managing director of Madison Dearborn Partners, LLC, Mr. Reusche may be deemed to share voting and dispositive power with respect to the shares of our stock owned by the MDP Entities. Mr. Reusche disclaims any beneficial interest in these stock options or shares, except to the extent of any pecuniary interest arising from his managing directorship of Madison Dearborn Partners, LLC.

(9) Dr. Wilkerson is a limited partner of the general partner of Galen Partners, L.P. and Galen Partners International, L.P. (the "Galen Partnerships"), and has assigned to the Galen Partnerships stock options for 28,966 shares which he has been granted under our Directors Stock Option Plan (of which options for 23,839 shares are exercisable as of or within 60 days after April 1, 2000). The Galen Partnerships together own 300,962 shares of our common stock. Dr. Wilkerson disclaims any beneficial interest in the stock options or shares held by the Galen Partnerships except to the extent of his individual ownership of limited partnership interests and his pecuniary interest arising from his limited partnership interest in the general partner of the Galen Partnerships.

(10) The shares shown as beneficially owned by Mr. Bernert include 1,000 shares owned by his wife, with respect to which Mr. Bernert disclaims beneficial ownership. Mr. Bernert has been included in this table by reason of his inclusion in the Summary Compensation Table on page 11. As a result of a revision of our organizational structure following the completion in November 1999 of our purchase of the medical waste business of Browning-Ferris Industries, Inc., Mr. Bernert ceased to be an executive officer as of January 1, 2000.

(11)   The group includes Mr. Bernert. See Note 10.

                                     ITEM 1

                              ELECTION OF DIRECTORS

     Our Board of Directors is currently comprised of nine directors. All nine directors will be elected at the Annual Meeting. Seven directors will be elected by holders of our common stock, and two directors will be elected by holders of our convertible preferred stock. Each director elected will hold office until our Annual Meeting of Stockholders in 2001 or until his successor is elected and qualified.

NOMINEES FOR DIRECTOR

     The following table provides certain information regarding the nominees for election as directors. All nine nominees are currently serving as our directors.

     Nominees for Election by Holders of Common Stock


         NAME                                      POSITION WITH COMPANY                                 AGE
         ----                                      ---------------------                                 ---
         Jack W. Schuler.........................  Chairman of the Board of Directors                     59
         Mark C. Miller..........................  President, Chief Executive Officer and a Director      44
         Rod F. Dammeyer.........................  Director                                               59
         Patrick F. Graham.......................  Director                                               60
         John Patience...........................  Director                                               52
         Peter Vardy.............................  Director                                               69
         L. John Wilkerson, Ph.D. ...............  Director                                               56

     Nominees for Election by Holders of Convertible Preferred Stock

         NAME                                      POSITION WITH COMPANY                                 AGE
         ----                                      ---------------------                                 ---
         John P. Connaughton.....................  Director                                               34
         Thomas R. Reusche.......................  Director                                               45

     Jack W. Schuler has served as our Chairman of the Board of Directors since January 1990. From January 1987 to August 1989, Mr. Schuler served as President and Chief Operating Officer of Abbott Laboratories, a diversified health care company, where he served as a director from April 1985 to August 1989. Mr. Schuler serves as a director of Chiron Corporation, Medtronic, Inc. and Ventana Medical Systems, Inc. He is a co-founder of Crabtree Partners LLC, a private investment firm in Lake Forest, Illinois, which was formed in June 1995. Mr. Schuler received a B.S. degree in mechanical engineering from Tufts University and a M.B.A. degree from the Stanford University Graduate School of Business Administration.

     Mark C. Miller has served as our President and Chief Executive Officer and a director since joining us in May 1992. From May 1989 until he joined us, Mr. Miller served as Vice President for the Pacific, Asia and Africa in the International Division of Abbott Laboratories, which he joined in 1976 and where he held a number of management and marketing positions. He is a director of AmericasDoctor.com (formerly Affiliated Research Centers, Inc.), an Internet health care company that provides product development and promotion services to pharmaceutical companies, and is a director of Lake Forest Hospital. Mr. Miller received a B.S. degree in computer science from Purdue University, where he graduated Phi Beta Kappa.

     Rod F. Dammeyer has served as a director since January 1998. He is the Managing Partner of Equity Group Corporate Investments and Vice Chairman and a director of Anixter International Inc., where he has been employed since 1985. Mr. Dammeyer serves as a director of Antec Corporation, CNA Surety Corporation, Grupo Azucarero Mexico, GATX Corporation, IMC Global, Inc., Matria Healthcare, Inc., TeleTech Holdings, Inc. and Transmedia Network, Inc., and as a trustee of Van Kampen Investments, Inc. closed-end funds. He received a B.S. degree from Kent State University.

     Patrick F. Graham has served as a director since May 1991. Mr. Graham is a Vice President of A. T. Kearney and is the head of Global Strategy Practice and a director of Intelidata Technologies, Inc. He was a co-founder of Bain & Company, Inc., a management consulting firm in Boston, Massachusetts, where he served in a number of positions from 1973 to 1997. He received a B.A. degree in economics from Knox College and a M.B.A. degree from the Stanford University Graduate School of Business Administration.

     John Patience has served as a director since our incorporation in March 1989. He is a co-founder and partner of Crabtree Partners LLC, a private investment firm in Lake Forest, Illinois, which was formed in June 1995. From January 1988 to March 1995, Mr. Patience was a general partner of Marquette Venture Partners, L.P., a venture capital fund which he co-founded and which led our initial capitalization. Mr. Patience serves as a director of TRO Learning, Inc. and Ventana Medical Systems, Inc. He received B.A. and B.L. degrees from the University of Sydney in Sydney, Australia, and a M.B.A. degree from the Wharton School of Business of the University of Pennsylvania.

     Peter Vardy has served as a director since July 1990. He is the Managing Director of Peter Vardy & Associates, an international environmental consulting firm in Chicago, Illinois, which he founded in June 1990. From April 1973 to May 1990, Mr. Vardy served at Waste Management, Inc., a waste management services company, where he was Vice President, Environmental Management. Mr. Vardy received a B.S. degree in geological engineering from the University of Nevada.

     L. John Wilkerson, Ph.D., has served as a director since July 1992. Dr. Wilkerson is a general partner of Galen Partners, L.P. and Galen Partners International, L.P., affiliated health care venture capital funds, and serves as a director of British Biotech Plc., Ventro Corp. and several privately held health care companies. Dr. Wilkerson received a B.S. degree in biological sciences from Utah State University and a Ph.D. degree in managerial economics and marketing research from Cornell University.

     John P. Connaughton has served as a director since November 1999. He has been a Managing Director of Bain Capital, Inc. since 1997 and a member of the firm since 1989. Prior to joining Bain Capital, Inc., Mr. Connaughton was a consultant at Bain & Company, where he worked in consumer products and health care strategy consulting. Mr. Connaughton serves as a director of Dade Behring, Inc., DealTime.com Ltd., Epoch Senior Living and Vivra, Inc. Mr. Connaughton received a B.S. degree in commerce from the University of Virginia and a M.B.A. degree from the Harvard University Graduate School of Business, where he was a Baker Scholar.

     Thomas R. Reusche has served as a director since November 1999. He is a Managing Director and co-founder of Madison Dearborn Partners, LLC. Prior to founding Madison Dearborn Partners, LLC, Mr. Reusche was a senior investment manager of First Chicago Venture Capital, which comprised the private equity investment activities of First Chicago Corporation, the holding company parent of First National Bank of Chicago. Mr. Reusche serves as a director of Hines Horticulture, Inc., Woods Equipment Company and a number of private companies. He has received an A.B. degree from Brown University and a M.B.A. degree from the Harvard University Graduate School of Business.

COMMITTEES OF THE BOARD

     Our Board of Directors has standing Compensation and Audit Committees. It does not have a standing nominating committee.

     The Compensation Committee, consisting of Messrs. Schuler (Chairman) and Vardy and Dr.

Wilkerson, makes recommendations to the full Board of Directors concerning the base salaries and cash bonuses of our executive officers and reviews our employee compensation policies generally. The Compensation Committee also administers our stock option plans as they apply to executive officers. The Audit Committee, consisting of Messrs. Dammeyer (Chairman), Patience and Vardy, makes recommendations to the full Board of Directors regarding the selection of independent public accountants, reviews the results and scope of the audit and other services provided by our independent public accountants, and reviews and evaluates the Company's financial reporting process and internal accounting controls.

MEETINGS

     Our Board of Directors held five meetings during 1999 and acted without a meeting by unanimous written consent on a number of occasions. The Compensation Committee held three meetings and the Audit Committees held one meeting during 1999.

     Each of our directors attended or participated by teleconference in all of the meetings of the Board of Directors during 1999. No meeting of the Board was held following the election of Messrs. Connaughton and Reusche as directors in November 1999. All of the members of the Compensation and Audit Committees attended the respective meetings of those committees.

COMPENSATION OF DIRECTORS

     Our directors do not receive fees or other cash compensation for their services as directors.

     The Directors Stock Option Plan authorizes nonstatutory stock options for a total of 285,000 shares of common stock to be granted to our outside directors (i.e., directors who are neither officers nor employees).

     Prior to amendment in February 2000, the Directors Stock Option Plan provided for formula-determined option grants. As of each annual meeting, each incumbent outside director who was reelected as a director was automatically granted an option for a number of shares determined by multiplying 7,000 shares by a fraction, the numerator of which is $12.00 and the denominator of which is the closing price of a share of common stock on the date of the annual meeting; and each outside director who was elected as a director for the first time was automatically granted an option for a number of shares determined by multiplying 21,000 shares by a fraction, the numerator of which is $12.00 and the denominator of which is closing price on the date of the annual meeting. These option grants are subject to a maximum grant of 9,500 shares and a minimum grant of 4,500 shares (or a maximum grant of 28,500 shares and a minimum grant of 13,500 shares in the case an outside director who is elected as a director for the first time). In accordance with these terms, each of the six incumbent outside directors who were reelected as directors at the 1999 Annual Meeting in October 1999 was granted an option for 5,376 shares of common stock at an exercise price of $15.63 per share.

     As amended by our Board of Directors in February 2000, the plan now provides for option grants to outside directors at the times and in the amounts that the Board determines, taking the prior formulas into account as guidelines.

     The exercise price of each option granted under the plan is the closing price on the date of the option grant. The term of each option granted prior to January 1, 2000 is six years from the grant date, and the term of each option granted after December 31, 1999 is 10 years from the grant date. Each option vests in 12 equal monthly installments and may be exercised only when it is vested. Each vested option granted prior to the amendment of the plan in February 2000 may be exercised only while the holder of the option remains a director or during the 90-day period following the date that he or she ceases to serve as a director. Each vested option granted after the amendment of the plan in February 2000 remains exercisable for the term of the option, notwithstanding that the holder has ceased to serve as a director, unless (1) the Board of Directors considers an earlier expiration date appropriate, taking into account the circumstances in which the holder ceased to serve as a director, or (2) the director was removed from office, in which case the option remains exercisable for only 30 days after his or her removal. The Directors Stock Option Plan has a six-year term, and no option may be granted under the plan after its expiration in June 2002.

     Each option granted under the Directors Stock Option Plan is transferable to (1) a member of the outside director's immediate family, (2) a trust for the primary benefit of the outside director or any one or more members of his or her immediate family, or (3) a corporation, partnership or other entity which, together with its affiliates, owns at the time of transfer at least 2.0% of our outstanding common stock and to which the outside director has a contractual obligation to assign his "outside" remuneration.

NOMINEES OF HOLDERS OF CONVERTIBLE PREFERRED STOCK

     Messrs. Connaughton and Reusche serve as two of our directors as the respective designees of the Bain Entities and the MDP Entities. Under the certificate of designation to our certificate of incorporation pursuant to which we sold 75,000 shares of convertible preferred stock to the Bain Entities and the MDP Entities, as long as they and their respective affiliates own 50% or more of the "underlying common stock" (i.e., the shares of common stock issuable, or previously issued, upon conversion of the convertible preferred stock), they have the right, voting as a separate class, to elect two directors to our Board of Directors. If they and their respective affiliates cease to hold 50% but still hold 25% or more of the underlying common stock, they have the right , voting as a separate class, to elect one director; and if they cease to hold 25% of the underlying common stock, their right to elect directors as a separate class terminates.

     At the closing in November 1999 of our sale of convertible preferred stock to the Bain Entities and the MDP Entities, we also entered into a corporate governance agreement. This agreements contains, among other provisions, provisions intended to implement the right of the Bain Entities and the MDP Entities to elect directors to our Board. The agreement requires us to nominate their two designees for election to our Board of Directors, and if our stockholders fail to elect a nominated designee, to appoint the nominated designee as a director (increasing the number of our directors to permit the appointment, if necessary).

     Under the certificate of designation to our certificate of incorporation pursuant to which we sold convertible preferred stock to the Bain Entities and the MDP Entities, as long as there are 18,750 shares of convertible preferred stock outstanding, holders of convertible preferred stock have the right to elect a majority of our directors upon the occurrence of certain bankruptcy events (e.g., we make an assignment for the benefit of creditors or admit in writing our inability to pay our debts generally as they become due).

                             EXECUTIVE COMPENSATION

       The following table provides certain information regarding the compensation paid to or earned by our President and Chief Executive Officer and our four other most highly compensated executive officers (the "named executive officers") for services rendered in 1999, 1998 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                           COMPENSATION AWARDS
                                                 ANNUAL COMPENSATION       -------------------
                                        FISCAL   ------------------------  NUMBER OF SECURITIES       ALL OTHER
                                         YEAR      SALARY      BONUS(1)    UNDERLYING OPTIONS(2)   COMPENSATION(3)
                                        ------   -----------  -----------  ---------------------   ---------------
Mark C. Miller........................   1999    $   235,000  $   141,000         83,148             $ 3,323
President and Chief Executive            1998        235,000       30,500         51,429                 300
   Officer                               1997        235,000           --         60,000                 300

Richard T. Kogler(4)..................   1999        168,269      125,000        132,500                 300
Chief Operating Officer                  1998             --           --             --                  --
                                         1997             --           --             --                  --

Anthony J. Tomasello..................   1999        168,269           --         39,130                 300
Executive Vice President and             1998        150,000        1,750         22,000                 300
   Chief Technical Officer               1997        150,000           --         20,972                 300

Frank J.M. ten Brink(5)...............   1999        168,269       93,000         69,781                 300
Chief Financial Officer                  1998        150,000       16,867         20,429                 300
                                         1997         70,619           --         55,000                  --

Michael J. Bernert(6).................   1999        130,000       45,000         13,127                 300
Vice President, Sales and                1998        127,462       21,569         11,000                 300
   Marketing                             1997        123,833           --         21,174                 300

---------------------
(1) In 1999, Messrs. Tomasello, ten Brink and Bernert participated in our cash bonus program for executive officers, pursuant to which executive officers can elect, in advance of any award, to forego some portion or all of any bonus otherwise payable under the bonus program and receive instead an immediately vested nonstatutory stock option at an exercise price per share equal to the closing price of a share of our common stock on the bonus award date. The number of shares for which an option is granted is determined by dividing the product of four times the amount of the cash bonus that a participating executive officer elects to forego by the closing price. Messrs. Tomasello and Bernert elected to forego all of their respective cash bonuses of $10,000 and $3,000 for their performance in 1998, receiving instead options for 3,699 shares and 1,110 shares, respectively. Mr. ten Brink elected to forego $5,000 of his $10,000 cash bonus for his performance in 1998, receiving instead an option for 1,850 shares.

       In 1998, Messrs. Miller, Tomasello, ten Brink and Bernert participated in our cash bonus program for executive officers. Messrs. Miller, Tomasello and ten Brink elected to forego $40,000, $35,000 and $5,000, respectively, of their respective cash bonuses of $70,500, $36,750 and $21,867 for their performance in 1997, receiving instead options for 11,429, 10,000 and 1,429 shares, respectively. Mr. Bernert did not elect to forego any portion of his cash bonus.

(2) The stock options granted during 1999 to Messrs. Tomasello, ten Brink and Bernert include options for 3,699, 1,850 and 1,110 shares, respectively, and the stock options granted during 1998 to Messrs.

       Miller, Tomasello and ten Brink include options for 11,429, 10,000 and 1,429 shares, respectively, granted in lieu of all or portions of the cash bonuses otherwise payable under our cash bonus program for executive officers. See Note 1.

(3) These amounts represent our matching contributions under our 401(k) plan. For 1999, 1998 and 1997, the matching contribution was 30% of the first $1,000 contributed by each participant. The amount in 1999 for Mr. Miller also includes $3,023 in life insurance premiums that we reimbursed to him.

(4)    Mr. Kogler joined us in December 1998.

(5)    Mr. ten Brink joined us in June 1997.

(6) As a result of a revision of our organizational structure following the completion in November 1999 of our purchase of the medical waste business of Browning-Ferris Industries, Inc., Mr. Bernert ceased to be an executive officer as of January 1, 2000.

1999 STOCK OPTION GRANTS

       The following table provides certain information regarding stock options granted to the named executive officers in 1999. In accordance with the rules of the Securities and Exchange Commission, the following table also provides the potential realizable value over the term of the options (i.e., the period from the date of grant to the date of expiration) based upon assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent our estimate of future appreciation of the price of our common stock. We did not grant stock appreciation rights to any named executive officer in 1999.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE
                                       --------------------------                              VALUE AT ASSUMED
                                                     % OF TOTAL                              ANNUAL RATES OF STOCK
                                        NUMBER OF      OPTIONS                               PRICE APPRECIATION FOR
                                       SECURITIES    GRANTED TO    EXERCISE                       OPTION TERM(4)
                                       UNDERLYING   EMPLOYEES IN   PRICE PER   EXPIRATION    ----------------------
                                       OPTIONS(1)   FISCAL YEAR(2) SHARE(3)       DATE           5%        10%
                                       -----------  -------------- ----------  ----------      ------     -----
Mark C. Miller........................    6,890         0.84%      $ 12.75     2/22/09      $  55,247  $ 140,006
                                         31,358         3.82%        12.75     2/22/09        251,441    637,201
                                         44,900         5.47%        12.75     8/13/09        360,026    912,378

Richard T. Kogler.....................   36,381         4.44%        12.75     2/22/09        291,718    739,270
                                         63,619         7.76%        12.75     2/22/09        510,123  1,292,752
                                         32,500         3.96%        12.75     8/13/09        260,598    660,407

Anthony J. Tomasello..................   14,397         1.76%        12.75     2/22/09        115,441    292,550
                                          6,034         0.74%        12.75     2/22/09         48,383    122,612
                                          3,699         0.45%        10.81     4/21/09         25,153     63,742
                                         15,000         1.63%        12.75     8/13/09        120,276    304,803

Frank J.M. ten Brink..................   26,868         3.28%        12.75     2/22/09        215,439    545,964
                                          8,563         1.04%        12.75     2/22/09         68,661    174,002
                                          1,850         0.23%        10.81     4/21/09         12,580     31,880
                                         32,500         3.96%        12.75     8/13/09        260,598    660,407

Michael J. Bernert....................   10,343         1.26%        12.75     2/22/09         82,934    210,172
                                          1,674         0.20%        12.75     2/22/09         13,423     34,016
                                          1,110         0.14%        10.81     4/21/09          7,548     19,128

-------------------
(1) All of the stock options granted to the named executive officers were granted under our 1997 Stock Option Plan. Each option granted vests over a four-year period: one-quarter of the option vests at the end of the first year, and the balance of the option vests in equal monthly increments over the next 36 months. The stock options granted during 1999 to Messrs. Tomasello, ten Brink and Bernert include options for 3,699, 1,850 and 1,110 shares, respectively, and the stock options granted during 1998 to Messrs. Miller, Tomasello and ten Brink include options for 11,429, 10,000 and 1,429 shares, respectively, granted in lieu of all or portions of the cash bonuses otherwise payable under our cash bonus program for executive officers. See "--Summary Compensation Table--Note 1."

(2) The percentages shown in the table reflect options for a total of 820,203 shares granted to employees during 1999. All of these options were granted under our 1997 Stock Option Plan.

(3) The exercise price per share shown in the table is equal to the closing price of a share of our common stock on the date of grant.

(4) The potential realizable value was calculated on the basis of the 10-year term of each option on its grant date, assuming that the fair market value of the underlying stock on the grant date appreciates at the indicated annual rate compounded annually for the entire term of the term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The potential realizable value of each option was calculated using the exercise price of the option as the fair market value of the underlying stock on the grant date.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                        NUMBER OF
                                                                  SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                                         SHARES                     AT FISCAL YEAR END       AT FISCAL YEAR END(2)
                                        ACQUIRED        VALUE     ---------------------     ----------------------
                                       ON EXERCISE   REALIZED(1)     VESTED   UNVESTED          VESTED    UNVESTED
                                       -----------   -----------  ---------- ----------     ------------ ---------
Mark C. Miller........................    68,980     $ 758,120       59,975    141,038        $ 524,306  $ 999,401

Richard T. Kogler.....................        --            --           --    132,500               --         --

Anthony J. Tomasello..................    15,196       106,579       19,123     53,857          116,139    372,833

Frank J.M. ten Brink..................        --            --       37,095    108,115          351,736    775,095

Michael J. Bernert....................    10,000       146,575       66,163     31,254        1,040,919    251,630


(1) The value realized was determined by multiplying the number of option shares acquired by the closing price of a share of our common stock on the date of exercise, and then subtracting the aggregate exercise price

(2) The value of in-the-money stock options was determined by multiplying the number of vested (exercisable) or unvested (unexercisable) options by $18.81 per share, which was the closing price of a share of common stock on December 31, 1999, and then subtracting the aggregate exercise price

STOCK OPTION PLANS

     We have adopted three stock option plans in addition to the Directors Stock Option Plan: (1) the 2000 Nonstatutory Stock Option Plan (the "2000 Plan"), which our Board of Directors adopted in February 2000; (2) the 1997 Stock Option Plan (the "1997 Plan"); and (3) the Incentive Compensation Plan (the "1995 Plan"). The 2000 Plan authorizes options to be granted for a total of 500,000 shares of common stock. The 1997 and 1995 Plans each authorize options to be granted or, in the case of the 1995 Plan, restricted stock awarded, for a total of 1,500,000 shares of common stock. If an option under any plan expires unexercised or is surrendered, the shares subject to the option once again become available for option grants.

     As of December 31, 1999, 1,267,816 shares were available for future option grants under the 1997 Plan, and 119,942 shares were available for future option grants (or restricted stock awards) under the 1995 Plan. We did not make any option grants or restricted stock awards under the 1995 Plan during 1999. Each plan has a 10-year term, and no option may be granted under any plan after its expiration.

     The 2000 Plan provides for the grant of nonstatutory stock options. The 1997 and 1995 Plans provide for the grant of both nonstatutory stock options and incentive stock options intended to satisfy the requirements of section 422 of the Internal Revenue Code of 1986. The 1995 Plan also provides for restricted stock awards. Options may be granted to our employees and consultants under all three plans, but only our employees may be granted incentive stock options under the 1997 Plan or 1995 Plan. Officers may not be granted options under the 2000 Plan. Directors may be granted nonstatutory stock options under the 1997 Plan but may not be granted options under the 2000 Plan or 1995 Plan.

     All three plans are administered by our Board of Directors with respect to all eligible persons other than executive officers and by the Compensation Committee of the Board of Directors with respect to executive officers. The Board of Directors or the Compensation Committee, as the case may be, selects the eligible persons to whom options are granted or, in the case of the 1995 Plan, restricted stock is awarded and, subject to the provisions of the particular plan, determines the terms of each option or award, including, in the case of an option, the number of shares, type of option, exercise price and vesting schedule.

     The exercise price per share of options granted under all three plans may not be less than the closing price of a share of our common stock on the date of grant. The maximum term of an option granted under any plan may not exceed 10 years. An option may be exercised only when it is vested and, in the case of an option granted to an employee, only while the holder of the option remains our employee or during the 90-day period following the termination of his or her employment or, in the case of the 2000 Plan, for the period specified in the option agreement. In the discretion of the Board of Directors or the Compensation Committee, as the case may be, this 90-day or specified period may be extended to any date ending on or before the option's expiration date. Options granted under all three plans become exercisable upon a "change in control," and, in addition, the Board of Directors or the Compensation Committee, as the case may be, otherwise may accelerate the exercisability of an option at any time.

OTHER PLANS

     We maintain a 401(k) plan in which employees who have completed one year's employment and attained age 21 are eligible to participate. The plan permits us to make matching contributions of a percentage of participants' deferrals as determined each year by the Board of Directors. For 1999, the we made matching contributions of 30% of the first $1,000 contributed by participants.

EMPLOYMENT AGREEMENTS

     We have not entered into written employment agreements with any of our executive officers. All of our executive officers and employees have signed confidentiality agreements with us.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is determined generally by the Compensation Committee of the Board of Directors. The three members of the Compensation Committee, Messrs. Schuler and Vardy and Dr. Wilkerson, are outside directors of the Company.

     Decisions of the Compensation Committee relating to executive officers' base salaries and cash bonuses are subject to the review and approval of the full Board of Directors; decisions of the Compensation Committee relating to executive officers' stock options are reviewed by the full Board but are not subject to the Board's approval.

EXECUTIVE COMPENSATION POLICIES

     The Company's executive compensation policies seek to coordinate executive officers' compensation with the Company's performance objectives and business strategy. These policies are intended to attract, motivate and retain executive officers whose contributions are critical to the Company's long-term success and to reward executive officers for attaining individual and Company objectives that enhance stockholder value.

     The Company's compensation program for executive officers consists of cash compensation and long-term compensation. Cash compensation is paid in the form of a base salary and a discretionary cash bonus, and long-term compensation is paid in the form of stock options. Bonuses are intended to provide executive officers with an opportunity to earn additional cash compensation through individual and collective performance. Stock options are intended to focus executive officers on managing our business from the perspective of owners with an equity interest and to align their long-term compensation with the benefits realized by the Company's stockholders.

     Salaries. The Compensation Committee determines the salaries of executive officers on the basis of (1) the individual officer's salary grade, scope of responsibilities and level of experience, (2) the rate of inflation, (3) the range of salary increases for the Company's employees generally and (4) the salaries paid to comparable officers in comparable companies. The Compensation Committee has not commissioned any formal surveys of executive officer compensation at comparable companies, but has relied on published salary surveys for indications of salary trends generally and at small growth companies in particular.

     During 1999, the Compensation Committee recommended (and the Board of Directors approved) increasing the bases salaries of Messrs. Tomasello and ten Brink from $150,000 to $175,000 per year. The base salaries of our other executive officers remained unchanged.

     Cash Bonuses. Under the Company's cash bonus program for executive officers, each executive officer is eligible for a cash bonus of up to 20%, 25% or 30% of his or her base salary (depending upon salary grade), with the actual amount awarded being determined by the Compensation Committee on the basis of specific individual and Company performance goals and criteria. Pursuant to this program and on the Committee's recommendation, in April 1999 the Company awarded cash bonuses to Messrs. Tomasello, ten Brink and Bernert of $10,000, $10,000 and $3,000, respectively, for their performance in 1998. Under our cash bonus program, executive officers can elect, in advance of any award, to forego some portion or all of any bonus otherwise pay able under the bonus program and receive instead an immediately vested nonstatutory stock option at an exercise price per share equal to the closing price of a share of our common stock on the bonus award date. The number of shares for which an option is granted is determined by dividing the product of four times the amount of the cash bonus that a participating executive officer elects to forego by the closing price. Messrs. Tomasello and Bernert elected to forego all of their respective cash bonuses for their performance in 1998, receiving instead options for 3,699 shares and 1,110 shares, respectively. Mr. ten Brink elected to forego $5,000 of his $10,000 cash bonus for his performance in 1998, receiving instead an option for 1,850 shares.

     On the Committee's recommendation, in November 1999 the Company awarded cash bonuses to Messrs. Miller, Kogler, and ten Brink of $141,000, $125,000 and $88,000, respectively, in recognition of their respective roles and responsibilities in (1) negotiating and completing the Company's successful acquisition of the medical waste business of Browning-Ferris Industries, Inc. ("BFI") from Allied Waste Industries, Inc. for $412.5 million in cash, and (2) negotiating and obtaining the related financing, consisting of (a) $225.0 million in borrowings under the term loan facilities of a new senior credit facility that the Company established, (b) $125.0 million in proceeds from the sale of 12-3/8% senior subordinated notes due 2009 and (c) $75.0 million in proceeds from the sale of convertible preferred stock to the Bain Entities and the MDP Entities. In addition, the Company paid Mr. Bernert a cash bonus of $45,000 at the same time in recognition of his performance during 1999.

     Stock Options. The Compensation Committee believes that the grant of stock options is a desirable method of acknowledging the efforts of the Company's executive officers and encouraging their continued high levels of performance. In deciding on the stock option grants to individual executive officers in respect of their performance, the Compensation Committee generally employs a formula taking into account each officer's salary grade and the Company's financial performance as measured by a trailing average of the market price of the Company's common stock. The Compensation Committee then adjusts the formula-determined option grant by a factor reflecting the Committee's assessment of the individual officer's performance, initiative and contribution to the Company's success in meeting its performance objectives. In accordance with this adjusted formula, in February 1999 the Committee granted Messrs. Miller, Tomasello, ten Brink and Bernert options for 38,248, 20,431, 35,431 and 12,017 shares of common stock, respectively, for their performance in 1998. At the same time, the Company granted Mr. Kogler, who joined the Company as its Chief Operating Officer in December 1998, an option for 100,000 shares of common stock.

     In August 1999, the Compensation Committee granted options to Messrs. Miller, Kogler, Tomasello and ten Brink for 44,900, 32,500, 15,000 and 32,500 shares, respectively. The options granted to Messrs. Miller, Kogler and ten Brink were in recognition of their performance in connection with the Company's
(then) pending acquisition of BFI's medical waste business and were contingent upon the successful completion of this acquisition. The option granted to Mr. Tomasello was in recognition of his efforts in developing joint venture and other opportunities to exploit the Company's proprietary electro-thermal deactivation technology in overseas markets.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee determines the compensation of the Company's President and Chief Executive Officer, Mark C. Miller, on the basis of the same criteria applicable to the Company's executive officers generally.

     As noted earlier, the Compensation Committee recommended (and the Board of Directors approved) continuing Mr. Miller's base salary of $235,000 through 1999. The Compensation Committee granted Mr. Miller an option for 38,428 shares in March 1999 for his performance in 1998. The factors most influencing the Committee in making Mr. Miller's stock option grant were (1) his significant leadership in identifying and negotiating the Company's 12 acquisitions during 1998 (including, in particular, the Company's acquisition of Waste Systems, Inc. , the majority shareholder of 3CI Complete Compliance Corporation, in October 1998 and its acquisition of Med-Tech Environmental Limited in December 1998), (2) his management of the Company's growth strategy generally and (3) his oversight of the integration of acquired businesses into the Company's operations. As also noted earlier, in August 1999 the Compensation Committee granted Mr. Miller an option for 44,900 shares, and in November 1999, on the Committee's recommendation, the Company paid Mr. Miller a cash bonus of $141,000, in recognition of his vision and leadership in negotiating and successfully concluding the BFI acquisition, the largest and most important acquisition in the Company's history.

                                       Compensation Committee

                                       Jack W. Schuler, Chairman
                                       Peter Vardy
                                       L. John Wilkerson, Ph.D.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return (i.e., stock price appreciation plus dividends) on our common stock for the period from August 23, 1996, when our common stock was first traded, through December 31, 1999, with the cumulative total return for the same period on the Nasdaq NMS Composite Index, the Russell 3000 Index and an index of a peer group of companies that we selected. The graph assumes that $100 was invested on August 23, 1996 in our common stock and in the stock represented by each of the three indexes, and that all dividends were reinvested. The common stock of the following companies has been included in the peer group index: Allied Waste Industries, Inc.; Browning-Ferris Industries, Inc. (for 1996 through 1998); Isolyser Company, Inc.; Isomedix, Inc. (for 1996); Safety-Kleen Corporation (for 1996 and 1997); Sterigenics International, Inc. (for 1997 and 1998); Sterile Recoveries, Inc.; Steris Corporation; United Waste Systems, Inc. (for 1996 and 1997); U.S.A. Waste Services, Inc. (for 1996 and 1997); and Waste Management, Inc. The stock price performance of our common stock reflected in the following graph is not necessarily indicative of future performance.


                              8/23/96   12/31/96  12/31/97  12/31/98  12/31/99
Stericycle, Inc               $100.00   $124.32   $151.49   $161.00   $192.00
Nasdaq NMS Composite Index    $100.00   $113.04   $136.18   $175.00   $361.53
Russell 3000 Index            $100.00   $111.65   $144.29   $167.00   $213.20
Peer Group                    $100.00   $106.53   $138.03   $130.00   $ 63.95

                                     ITEM 2

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     We have appointed Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2000. Ernst & Young LLP has served as our independent public accountants since our incorporation in March 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

     Ratification of the appointment of Ernst & Young LLP as our independent public accountants will require the affirmative vote of holders of a majority of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that our stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors may reconsider the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, our Board of Directors knows of no other business to come before the Annual Meeting for consideration by our stockholders. If any other business properly comes before the meeting, the persons named as proxies in the accompanying proxy card will vote the shares of stock represented by the proxy in accordance with their judgment.

                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Any stockholder who wishes to present a proposal for consideration at our Annual Meeting of Stockholders in 2001, and to have the proposal included in our proxy statement for the meeting, must submit the proposal to us by January 1, 2001. Any stockholder who wishes to present a proposal from the floor for consideration at our Annual Meeting of Stockholders in 2001 must submit the proposal to us by March 1, 2001.

     Stockholder proposals for inclusion in our proxy statement must satisfy the requirements of the rules of the Securities and Exchange Commission in order to be included. Stockholder proposals should be sent to our Corporate Secretary at 28161 North Keith Drive, Lake Forest, Illinois 60045.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons beneficially owning more than 10% of our outstanding common stock to file periodic reports of stock ownership and stock transactions with the Securities and Exchange Commission. On the basis of a review of copies of these reports, we believe that all filing requirements for 1999 were satisfied in a timely manner, with the exception that Messrs. Miller, Graham and Bernert each filed one report late. The late reports by Messrs. Miller and Graham were filed late (by one day) because the courier service failed to collect the reports as scheduled, and the late report by Mr. Bernert was filed late because he was unaware that his wife's purchase of 1,000 shares of our common stock was required to be reported.

                             ADDITIONAL INFORMATION

     We will bear the cost of soliciting proxies on the accompanying proxy card. Some of our officers and regular employees may solicit proxies by personal conversations, mail, telephone or telecopier, but will not receive any additional compensation for their services. We may reimburse brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of shares of our common stock.

     We have provided a copy of our Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, with our 2000 Annual Report furnished to all stockholders of record on the record date. WE WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER OF RECORD ON THE RECORD DATE, UPON WRITTEN REQUEST, AN ADDITIONAL COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR 1999. REQUESTS SHOULD BE DIRECTED TO OUR CORPORATE SECRETARY AT 28161 NORTH KEITH DRIVE, LAKE FOREST, ILLINOIS 60045.

PROXY                                                                      PROXY

                                STERICYCLE, INC.
                             28161 NORTH KEITH DRIVE
                           LAKE FOREST, ILLINOIS 60045

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STERICYCLE, INC.

     I or we hereby appoint each of Jack W. Schuler, Mark C. Miller and Frank J.M. ten Brink (the "proxies") as my or our proxy, each with the power to appoint his substitute, and authorize each of them acting alone to vote all of the shares of Common Stock, par value $.01 per share, of Stericycle, Inc. (the "Company") held of record by me or us on April 1, 2000 at the Annual Meeting of Stockholders to be held on May 11, 2000 (the "Annual Meeting"), and at any adjournment of the Annual Meeting.

     If properly completed and returned, this Proxy will be voted as directed. If no direction is given, this Proxy will be voted in accordance with the recommendations of the Company's Board of Directors, i.e., FOR each of the seven nominees for election as a director by holders of Common Stock (Item 1) and FOR ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants (Item 2). It will be voted in the best judgment of the proxies in respect of any other business that properly comes before the Annual Meeting.

           PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                        USING THE ENCLOSED REPLY ENVELOPE

                (Continued and to be signed on the reverse side.)

                                STERICYCLE, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (o)


1.  ELECTION OF DIRECTORS--
    Nominees: 01-Jack W. Schuler, 02-Mark C. Miller, 03-Rod F. Dammeyer, 04-Patrick F. Graham, 05-John Patience, 06-Peter Vardy,
    07-L. John Wilkerson, Ph.D.

            For All        Withhold All    For All Except
            (    )            (    )           (    )

    ------------------------------------------------
    (Except Nominee(s) written above

2. Ratification of appointment of Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 2000.

              For             Against          Abstain
              ( )              ( )               ( )



                                     Date:                            ,2000
                                          ----------------------------

                                     Signature:
                                               ----------------------------

                                     Signature:
                                               ----------------------------

                                     Title or Capacity:
                                                       --------------------

                                     Instruction: Please sign exactly as your name appears immediately to the left. If signing as a fiduciary (for example, as a trustee), please indicate your fiduciary capacity. If signing on behalf of a corporation, partnership or other entity, please indicate your title or other authorized capacity. If the shares for which this Proxy is given are held jointly, both joint tenants must sign.




--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT.

           PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                           USING THE ENCLOSED ENVELOPE

PROXY                                                                      PROXY

                                STERICYCLE, INC.
                             28161 NORTH KEITH DRIVE
                           LAKE FOREST, ILLINOIS 60045

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STERICYCLE, INC.

     We hereby appoint each of Jack W. Schuler, Mark C. Miller and Frank J.M. ten Brink (the "proxies") as our proxy, each with the power to appoint his substitute, and authorize each of them acting alone to vote all of the shares of Series A Convertible Preferred Stock, par value $.01 per share, of Stericycle, Inc. (the "Company") held of record by us on April 1, 2000 at the Annual Meeting of Stockholders to be held on May 11, 2000 (the "Annual Meeting"), and at any adjournment of the Annual Meeting.

     If properly completed and returned, this Proxy will be voted as directed. If no direction is given, this Proxy will be voted in accordance with the recommendations of the Company's Board of Directors, i.e., FOR each of the two nominees for election as a director by holders of Series A Convertible Preferred Stock (Item 1) and FOR ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants (Item 2). It will be voted in the best judgment of the proxies in respect of any other business that properly comes before the Annual Meeting.

                           PLEASE MARK VOTE IN BOX [ ]

1. ELECTION OF DIRECTORS--
   Nominees:  08-John P. Connaughton, 09-Thomas R. Reusche

         For Both           Withhold Both      For One   (Name written below)
           [ ]                  [ ]              [ ]

                                          ------------------------------------
                                                (Name of nominee voted for)

2. Ratification of appointment of Ernst &Young LLP as the Company's independent public accountants for the year ending December 31, 2000.

           For                Against          Abstain
           [ ]                  [ ]              [ ]


   Date:                                , 2000.
          ------------------------------


                                    BAIN CAPITAL INVESTORS

                                    BAIN CAPITAL FUND VI, L.P.

                                    By:    Bain Capital Partners VI, L.P.
                                           Its:  General Partner

                                    By:    Bain Capital Investors VI, Inc.
                                           Its:  General Partner

                                    By:
                                       ----------------------------------------
                                             A Managing Director

                                    BCIP ASSOCIATES II

                                    By:    Bain Capital, Inc.
                                           Its:  Managing Partner

                                    By:
                                       ----------------------------------------
                                             A Managing Director


                                      BCIP ASSOCIATES II-B

                                    By:    Bain Capital, Inc.
                                           Its:  Managing Partner

                                    By:
                                       ----------------------------------------
                                             A Managing Director

                                    BCIP ASSOCIATES II-C

                                    By:    Bain Capital, Inc.
                                           Its:  Managing Partner

                                    By:
                                       ----------------------------------------
                                             A Managing Director

                                    BCIP TRUST ASSOCIATES II

                                    By:    Bain Capital, Inc.
                                           Its:  Managing Partner

                                    By:
                                       ----------------------------------------
                                             A Managing Director

                                    BCIP TRUST ASSOCIATES II-B

                                    By:    Bain Capital, Inc.
                                           Its:  Managing Partner

                                    By:
                                       ----------------------------------------
                                             A Managing Director

                                    SANKATY HIGH YIELD ASSET PARTNERS, L.P.

                                    By:
                                       ----------------------------------------
                                             A Managing Director

                                    PEP INVESTMENTS PTY. LIMITED

                                    By:    Bain Capital, Inc.
                                           Its:  Attorney-in-Fact

                                    By:
                                       ----------------------------------------
                                             A Managing Director

                                    BROOKSIDE CAPITAL PARTNERS, L.P.

                                    By:
                                       ----------------------------------------
                                             A Managing Director

                                    RANDOLPH STREET PARTNERS II

                                    By:
                                       ----------------------------------------
                                              A General Partner

                                    MADISON DEARBORN PARTNERS INVESTORS

                                    MADISON DEARBORN CAPITAL PARTNERS III, L.P.

                                    By:    Madison Dearborn Partners III, L.P.
                                           Its:  General Partner

                                    By:    Madison Dearborn Partners, LLC
                                           Its:  General Partner

                                    By:
                                       ----------------------------------------
                                             A Managing Director

                                    MADISON DEARBORN SPECIAL EQUITY III, L.P.

                                    By:    Madison Dearborn Partners III, L.P.
                                           Its:  General Partner

                                    By:    Madison Dearborn Partners, LLC
                                           Its:  General Partner

                                    By:
                                       ----------------------------------------
                                             A Managing Director

                                    SPECIAL ADVISORS FUND I, LLC

                                    By:    Madison Dearborn Partners III, L.P.
                                           Its:  Manager

                                    By:    Madison Dearborn Partners, LLC
                                           Its:  General Partner

                                    By:
                                       ----------------------------------------
                                             A Managing Director


                                      -3-